SIGNATURES

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2003

Global Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31505	23-3020677

(Commission File Number)	(IRS Employer Identification No.)

2346 Success Drive, Odessa, Florida	33556

(Address of Principal Executive Offices)	(Zip Code)

(727) 372-3939

(Registrant’s telephone number, including area code)

N/A

(Former name, address and telephone number)

Item 5. Other Events and Regulation FD Disclosure

     On April 28, 2003, Richard E. Wiles notified the Company that he was resigning as a member of the Board of Directors. In his letter of resignation, Mr. Wiles stated that his resignation was due to personal matters that would be requiring his full attention. Mr. Wiles served as President and Chief Executive Officer of the Company from October 12, 2001 until March 30, 2002.

     Mr. Wiles’ resignation was effective on April 28, 2003.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY GROUP, INC.

/s/ Joseph H. Richardson

Joseph H. Richardson, President

Date: May 14, 2003

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